As filed with the Securities and Exchange Commission on August 12, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMBIMATRIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	3826	47-0899439
(State or jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code No.)	Identification No.)

6500 Harbor Heights Pkwy, Suite 303

Mukilteo, WA 98275

(425) 493-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amit Kumar, Ph.D.

President and Chief Executive Officer

6500 Harbor Heights Pkwy, Suite 303

Mukilteo, WA 98275

(425) 493-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark A. von Bergen

David C. Wang

Holland & Knight LLP

2300 US Bancorp Tower

111 SW Fifth Avenue

Portland, Oregon  97204

(503) 243-2300

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, par value $0.001	$100,000,000	$3,930

TOTAL:	$100,000,000	$3,930

(1)  Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the related registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 12, 2008

PRELIMINARY PROSPECTUS

COMBIMATRIX CORPORATION

$100,000,000

COMMON STOCK

We may sell from time to time shares of the common stock offered by this prospectus at prices and on terms to be determined at or prior to the time of each sale. We will describe the specific terms and amounts of the common stock offered in a prospectus supplement for each sale. You should carefully read this prospectus and any prospectus supplement before your invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq Global Market under the symbol “CBMX.”  On August 8, 2008, the last reported sale price of our common stock on the Nasdaq Global Market was $11.35 per share.

Our principal executive offices are located at 6500 Harbor Heights Parkway, Suite 303, Mukilteo, WA 98275.

These are speculative securities. Investing in these units involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                       , 2008

In this prospectus, references to “we,” “us,” “our,” “CombiMatrix” or the “Company” mean CombiMatrix Corporation and its subsidiary.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration process. Under this shelf registration process, we may sell, from time to time, in one or more offerings, the common stock described in this prospectus in an amount that does not exceed $100,000,000 in the aggregate. Each time we offer the common stock, a prospectus supplement will be provided that will contain specific information about the terms of the offering, including the amount and price of the common stock being offered and the plan of distribution. The prospectus supplement for a particular offering may also add, update or change information contained in this prospectus. In addition, any prospectus supplement relating to a particular offering may be updated or supplemented. You should read carefully both this prospectus and any applicable prospectus supplement together with the additional information about us to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than its date, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

CombiMatrix Corporation

CombiMatrix Corporation is a biotechnology company that develops proprietary technologies, products and services in the areas of drug development, genetic analysis, molecular diagnostics, nanotechnology research, defense and homeland security markets. Among the technologies being developed by CombiMatrix is a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. This technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology. Other technologies include proprietary molecular synthesis and screening methods for the discovery of potential new drugs. CombiMatrix Molecular Diagnostics, Inc., a wholly owned subsidiary located in Irvine, California, is exploring opportunities for deployment of arrays in the field of molecular diagnostics.

Our principal business office is located at 6500 Harbor Heights Parkway, Suite 303, Mukilteo, WA 98275, and our telephone number is (425) 493-2000. Our website address is www.combimatrix.com.  Information contained in our website or any other website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk and many uncertainties discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference into this prospectus. You should carefully consider the risk factors before purchasing our securities. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering.

FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. In some cases, you can identify forward-looking statements by words or phrases such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “our future success depends,” “seek to continue,” or the negative of these words or phrases, or comparable words or phrases. These statements are only predictions that are based, in part, on assumptions involving judgments about future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various facts, including the risks outlined in the “Risk Factors” section. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we currently intend to use the net proceeds from this offering for general corporate and working capital purposes, to advance product development and regulatory approvals, to support our manufacturing, marketing and sales efforts, to develop new products and technologies and to repay a portion or all of the principal and accrued interest of the secured convertible debenture issued to YA Global Investments, L.P. and described elsewhere in this prospectus. A portion of the net proceeds also may be used to acquire or invest in a business or technology complementary to ours, but we have no current commitments for any such acquisition.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•      through dealers or agents to the public or to investors;

•      to underwriters for resale to the public or to investors;

•      directly to investors; or

•      through a combination of such methods.

We may sell the common stock at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices.  Each time we sell common stock in a particular offering, we will set forth in a prospectus supplement the terms of the offering of securities, including:

•      the material terms of the distribution, including the number of shares and the consideration paid;

•      the identity of any underwriters, dealers, agents or purchasers that will purchase the common stock;

•      the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;

•      the purchase price of the securities being offered and the proceeds we will receive from the sale;

•                  the nature of any transactions by underwriters, dealers or agents during the offering that are intended to stabilize or maintain the market price of our common stock; and

•      the terms of any indemnification provisions.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiary in the ordinary course of their businesses.

Certain persons that participate in the distribution of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of penalty bids, in connection with an offering. Certain persons may also engage in passive market-making transactions as permitted by Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 25,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.  As of August 8, 2008, we had 6,037,643 shares of common stock and no shares of preferred stock outstanding.

The following is a summary of the rights of our common stock, preferred stock and other selected securities. For more detailed information, please see our certificate of incorporation and bylaws, both as amended (our “Certificate of Incorporation” and “Bylaws,” respectively).

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and may not cumulate their votes. Holders of common stock are entitled to share in all dividends that our Board of Directors (the “Board”), in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock.

Preferred Stock

Our Board is authorized by our Certificate of Incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock. At present, we have no plans to issue any shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our Board is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our Board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Secured Convertible Debenture

In connection with a private placement of securities in July 2008, we sold a secured convertible debenture (the “Debenture”) and two warrants (the “Warrants”) to YA Global Investments, L.P., a Cayman Islands exempt limited partnership (“YA”). The Debenture, which has a principal face value of $10,000,000, may be converted into our common stock at $11.87 per share. Upon conversion of the Debenture, YA may acquire up to 842,460 shares of our common stock at a current conversion price of $11.87 per share.  The number of shares issuable upon conversion may increase due to anti-dilution adjustments if we issue common stock at a lower price while the outstanding principal amount of the Debenture is at least $5,000,000.  The conversion price also will be reduced (and the number of shares issuable increased) if we fail to generate at least $6,000,000 in gross revenues for our fiscal year ended December 31, 2008 (subject to adjustment in the event we sell or dispose of a division or line of business). Our obligations under the Debenture are secured by the judgment in the litigation captioned Acacia Research Corp. et al v. National Union Fire Ins. Co of Pittsburgh, PA, Case No. CV 05-501-PSG-MLG (C.D. Cal.) (the “Litigation”) and by our intellectual property.  The Debenture accrues interest at 10% per annum.  All principal and accrued interest are to be repaid upon the earlier of July 10, 2010 or four months after the Company’s receipt of the settlement or judgment proceeds from the Litigation; provided, however, that if such settlement or proceeds are less than the principal and accrued interest, then the amount received (less attorneys’ fees and expenses) will be paid to YA, and any amount still owing will be due on July 10, 2010.  As of the date of this prospectus, the Litigation is on appeal before the U.S. Court of Appeals, Ninth Circuit. We intend to use the proceeds from the sale of the Debenture for general working capital purposes.

Warrants

As of August 8, 2008, YA held Warrants to purchase up to 168,492 shares of our common stock for $11.87 per share, and up to another 168,492 shares of our common stock for $13.65 per share. The number of shares of common stock issuable upon exercise of the Warrants may be adjusted in the event of stock dividends, recapitalizations, stock splits, reorganizations or the like. Subject to certain restrictions, we may compel YA to exercise the Warrants if, among other things, there is an effective resale registration statement on file with the SEC and the volume-weighted average price of our common stock has been equal to or greater than 130% of the applicable Warrant exercise price for 20 consecutive trading days. Further, the Warrants contain net exercise provisions that enable holders to exercise the Warrants on a cashless basis if the underlying shares have not been registered for resale.

Registered Direct Warrants

As of August 8, 2008, the following warrants, issued from 2005 until 2008, remained outstanding:

•	warrants to purchase 159,648 shares of our common stock for $24.00 per share, issued September 2005, and that expire on September 21, 2010;
•	warrants to purchase 1,129,894 shares of our common stock for $8.70 per share, issued December 2006, and that expire on December 13, 2011;
•	warrants to purchase 48,842 shares of our common stock for $10.88 per share, issued December 2006, and that expire on December 13, 2011;
•	warrants to purchase 966,890 shares of our common stock for $5.50 per share, issued May 2007, and that expire on May 3, 2012;
•	warrants to purchase 168,492 shares of our common stock for $11.87 per share, issued July 2008, and that expire on July 10, 2013; and
•	warrants to purchase 168,492 shares of our common stock for $13.65 per share, issued July 2008, and that expire on July 10, 2013.

The number of shares of common stock issuable upon exercise of the warrants may be adjusted in the event of stock dividends, recapitalizations, stock splits, reorganizations or the like. Further, the warrants contain net exercise provisions that enable holders to exercise the warrants on a cashless basis.

Stock Incentive Plan

Our 2006 Stock Incentive Plan, as amended (the “Stock Plan”), currently authorizes the grant of up to 8,279,727 shares of common stock (subject to adjustment for stock splits and similar capital changes) in connection with stock option grants and other stock-based awards. Employees, directors, consultants or other service providers are eligible to receive grants or awards under our Stock Plan. As of August 8, 2008, there were outstanding and unexercised options to purchase 1.7 million shares under our Stock Plan.

Authorized but Unissued Shares

The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval, unless otherwise required by law or applicable stock exchange rules. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

Removal of Directors.    Our Bylaws provide that our directors may only be removed by the affirmative vote of the shares entitled to vote at a meeting called for that purpose. Although our Bylaws do not give the Board the power to approve or disapprove stockholder nominations for the election of directors or of any other business stockholders desire to conduct at an annual or any other meeting, the Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed, or discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control, even if the conduct of that solicitation or attempt might be beneficial to our stockholders.

Special Meetings.    Our Bylaws provide that special meetings of stockholders can be called by the President, the Chairman or the Board at any time.

Undesignated Preferred Stock.    The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Delaware Anti-Takeover Statute.    We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•                  Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder.

•                Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

•                On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

EXPERTS

The consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2007 and incorporated into this prospectus by reference have been audited by Peterson Sullivan PLLC, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), and are incorporated in this prospectus by reference in reliance upon such report given upon the authority of them as experts in auditing and accounting.

The financial statements as of and for each of the two years in the period ended December 31, 2006 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby will be passed on by Holland & Knight LLP, Portland, Oregon.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-3. The SEC allows this filing to “incorporate by reference” information that the Company previously has filed with the SEC. This means the Company can disclose important information to you by referring you to other documents that it has filed with the SEC. The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supersede this information. For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

•                  Our annual report on Form 10-K filed on March 19, 2008;

•                  Our quarterly report on Form 10-Q filed on May 15, 2008;

•                  Our definitive proxy statement on Schedule 14A filed on April 25, 2008;

•                Our current reports on Forms 8-K filed on February 13, 2008, March 6, 2008, May 14, 2008, July 11, 2008 and July 14, 2008, to the extent that each such current report was filed and not furnished;

•                All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to above; and

•                The description of our common stock contained in a Form 8-A filed on June 6, 2007 and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: CombiMatrix Corporation, Attention: Corporate Secretary, 6500 Harbour Heights Parkway, Suite 303, Mukilteo, WA 98275, telephone (425) 493-2000.  We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act.  This prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the SEC.  Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate.

We are subject to the informational reporting requirements of the Exchange Act.  In accordance with the Exchange Act, we file reports, proxy statements, and other information with the SEC.  You can inspect and copy these reports, proxy statements, and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available on the SEC’s web site.  The address of this site is http://www.sec.gov.

INDEMNIFICATION

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law.  Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•                  Any breach of their duty of loyalty to our company or our stockholders.

•                  Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

•                Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

•                  Any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we are required to indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws also provide that we shall advance expenses incurred by a director or officer before the final disposition of any action or proceeding upon receipt of an undertaking from or on behalf of that director or officer to repay the advance if it is ultimately determined that he or she is not entitled to be indemnified. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. These agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
OF SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling the Company pursuant to applicable state law, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

SEC Registration Fee	$3,930
Printing and Engraving *	5,000
Accounting Fees and Expenses *	7,500
Legal Fees and Expenses *	25,000
Transfer Agent Fees *	5,000
Miscellaneous *	3,570
Total*	$50,000

* Estimated

Item 15.   Indemnification of Directors and Officers.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

The Bylaws of the Company provide for the broad indemnification by the directors and officers of the Company and for advancement of litigation expenses to the fullest extent permitted by current Delaware law. The Company also has entered into indemnification contracts with its directors and officers.

The Company maintains a policy of directors and officers liability insurance which reimburses the Company for expenses which it may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where the Company is unable to do so.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the above, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16.   Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-139679), filed December 26, 2006, as amended).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-139679), filed December 26, 2006, as amended).
3.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Post-Effective Amendment to Registration Statement to Form S-1 on Form S-3 (File No. 333-139679), filed June 11, 2008).

5.1	Opinion of Holland & Knight LLP*
23.1	Consent of Peterson Sullivan PLLC*
23.2	Consent of PricewaterhouseCoopers LLP *
23.3	Consent of Holland & Knight LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)*

* Filed herewith.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)             To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

(i)             to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§ 230.424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that,

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this undertaking do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)             That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)              That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)             If the registrant is relying on Rule 430B:

(a)                Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)             Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)        If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)                   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mukilteo, Washington on August 12, 2008.

CombiMatrix Corporation

By:	/s/ AMIT KUMAR
Amit Kumar, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of CombiMatrix Corporation do hereby constitute and appoint Amit Kumar and Scott Burell or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ AMIT KUMAR, PH.D.	President and Chief Executive Officer	August 12, 2008
Amit Kumar, Ph.D.	(Principal Executive Officer)

/s/ SCOTT R. BURELL	Chief Financial Officer and Secretary	August 12, 2008
Scott R. Burell	(Principal Accounting and Financial Officer)

/s/ THOMAS B. AKIN	Chairman of the Board of Directors	August 12, 2008
Thomas B. Akin

/s/ BROOKE P. ANDERSON, PH.D.	Director	August 12, 2008
Brooke P. Anderson, Ph.D.

/s/ F. RIGDON CURRIE	Director	August 12, 2008
F. Rigdon Currie

/s/ JOHN H. ABELES, M.D.	Director	August 12, 2008
John H. Abeles, M.D.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-139679), filed December 26, 2006, as amended).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-139679), filed December 26, 2006, as amended).
3.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Post-Effective Amendment to Registration Statement to Form S-1 on Form S-3 (File No. 333-139679), filed June 11, 2008).

5.1	Opinion of Holland & Knight LLP*
23.1	Consent of Peterson Sullivan PLLC*
23.2	Consent of PricewaterhouseCoopers LLP *
23.3	Consent of Holland & Knight LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)*

* Filed herewith.